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Filed Pursuant to Rule 424(b)(3) and (c)
File Number 333-47590

PROSPECTUS SUPPLEMENT DATED DECEMBER 12, 2000
to
Prospectus Dated October 19, 2000

ADC TELECOMMUNICATIONS, INC.

38,486,766 Shares
of
Common Stock
($.20 Par Value)

    This Prospectus Supplement supplements the Prospectus dated October 19, 2000 (the "Prospectus") of ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), relating to an aggregate of 38,486,766 shares of Common Stock, par value $.20 per share (the "Common Stock"), of the Company that may be sold from time to time by certain shareholders of the Company who received such shares in connection with the Company's acquisition of Broadband Access Systems, Inc., or by donees, pledgees, transferees or other successors-in-interest that receive such shares as a gift, pledge, distribution to members or partners or other non-sale-related transfer (the "Selling Shareholders"). This Prospectus Supplement should be read in conjunction with, and is qualified by reference to, the Prospectus except to the extent that the information herein contained supersedes the information contained in the Prospectus. Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings specified in the Prospectus.

SELLING SHAREHOLDERS

    Recently Norwest Venture Partners VII, L.P. distributed 4,485,356 shares of ADC Common Stock to the partners of such fund, including Itasca VC Partners VII, LLP, which immediately thereafter distributed the shares it received to its partners. PH Ventures VII, LLC distributed 1,886,275 shares of ADC Common Stock to the partners of such fund. Still River Fund, L.P. distributed 3,157,819 shares of ADC Common Stock to the partners of such fund, including Joseph J. Tischler, who gifted 800 shares to New Jewish High School and 2,400 shares to Combined Jewish High School. Matrix Partners V, L.P. may distribute 13,255,264 shares of ADC Common Stock to the partners of such fund. Pirjo Tuomi transferred 310,286 shares of ADC Common Stock to the Pirjo T. Tuomi 1999 Family Trust dtd 9/17/99, and Paul E. Nikolich transferred 400,000 shares of ADC Common Stock to Paul E. Nikolich and Laura L. Nikolich, Trustees of The Nikolich Family GRAT. Additionally, North Bridge Venture Partners II, L.P., North Bridge Venture Partners IV-A, L.P. and North Bridge Venture Partners IV-B, L.P., may distribute up to 7,956,528 shares of ADC Common Stock to the partners of such funds. Except as otherwise noted below, none of such transferees were specifically named in the Prospectus. The following table lists the Selling Shareholders not previously specifically identified in the Prospectus as a selling shareholder, and the number of shares each such Selling Shareholder beneficially owns and may sell, as well as updates the number of shares beneficially owned and available for sale by the Selling Shareholders noted below who were previously listed as a selling shareholder, pursuant to the

Prospectus from time to time. The table of Selling Shareholders in the Prospectus is hereby amended to include the persons or entities identified below as Selling Shareholders:

Name	Number of Shares Beneficially Owned Prior to Offering(1)(2)	Maximum Number of Shares to be Sold Pursuant to this Prospectus(1)(3)
Norwest Limited, LP, LLLP	3,607,841	3,607,841
Timothy C. DeVries	3,631	3,631
John L. Thomson	3,631	3,631
Promod Haque	146,264	146,264
Haque Family Partners	95,611	95,611
Lindahl Family Limited Partnership	2,179	2,179
George J. Still, Jr.	69,523	69,523
Still Family Partners	157,253	157,253
Kevin G. Hall	17,968	17,968
Ernest C. Parizeau	179,677	179,677
Charles B. Lannin	1,526	1,526
Lannin Family Limited Partnership	654	654
John P. Whaley	47,097	47,097
Blair P. Whitaker	134,761	134,761
Paul Vabakos	1,963	1,963
Robert Abbott	8,957	8,957
Vaibhav Goel	6,820	6,820
Amos B. Hostetter, Jr.	1,535,430	1,535,430
Timothy P. Neher	70,735	70,735
William T. Schleyer	93,370	93,370
David M. Fellows	46,685	46,685
Richard A. Hoffstein	93,370	93,370
Russell H. Stephens	46,685	46,685
Advest Group, Inc.	8,816	8,816
Aetna Life Insurance Company	235,097	235,097
Mark Stuart Ain	23,510	23,510
Robert L. Birnbaum	11,755	11,755
Leo R. Chausse	11,755	11,755
Philip Dascher	5,877	5,877
Samuel M. Dephilippo	11,755	11,755
William A.H. Engelse(4)	1,437,228	1,437,228
Linda M. Frieze	11,755	11,755
Edward N. Gadsby, Jr.	5,877	5,877
Ezra Gelb	5,877	5,877
Germanium Power Devices Corp Profit Trust-Group F	17,632	17,632
Mr. & Mrs. Peter Halstead	11,755	11,755
Dr. Michael Hammer	17,632	17,632
Michael Lieber	11,755	11,755
David J. McNeff	11,755	11,755
Massachusetts RJN Corp.	11,755	11,755
Needham & Company, Inc.	58,774	58,774
Northern Life Insurance Company	58,774	58,774
David R. Paolino(4)	3,050,882	2,048,718
Phoenix Home Life Mutual Insurance	1,175,486	1,175,486
Jan S. Pirrong	11,755	11,755

William J. Regan	29,387	29,387
James A. Saalfield(4)	424,433	424,433
SGL Associates	20,571	20,571
Fleet Growth Resources	117,549	117,549
Tucker Anthony, Inc., Custodian Adam Sonnenschein IRA-R	5,877	5,877
Russell Stravitz	11,755	11,755
Texas Christian University	352,646	352,646
Joseph J. Tischler	226,662	226,662
John J. Clarke, Jr.	5,877	5,877
Robert P. Keller	5,877	5,877
Charles A. Ziering	17,632	17,632
Goulder Investments	11,755	11,755
George Reiser	17,632	17,632
FolksAmerica Reinsurance Co.	176,323	176,323
Still River Partners	2,932	2,932
Advest Capital	132,603	132,603
New Jewish High School	800	800
Combined Jewish High School	2,400	2,400
Matrix V Management Co., L.L.C.	3,278,230	3,278,230
Trustees of Amherst College	117,578	117,578
Bechtle Revocable Trust	33,590	33,590
Friedrich Bechtle	33,590	33,590
Berea College	201,556	201,556
Brinson Trust Company as Trustee of the Brinson Partnership Fund Trust—1977 Primary Fund	201,556	201,556
Evangelical Lutheran Church in America Board of Pensions	13,434	13,434
Morgan Stanley Trust Company as Custodian to the Brinson Partnership Fund—1997 Primary Fund, L.P.	94,057	94,057
State Street Bank & Trust Company as Custodian for EDS Retirement Plan Trust	302,334	302,334
State Street Bank & Trust Company as Custodian for the Orange County Employees Retirement System	100,778	100,778
State Universities Retirement System	248,590	248,590
The 1996 Brinson Partnership Fund Offshore Series Company Ltd.	53,745	53,745
Virginia Retirement System	752,480	752,480
The Church Pension Fund	839,815	839,815
Crossroads 1997 Asset Allocation I, L.P.	134,367	134,367
Crossroads 1997 Asset Allocation II, L.P.	127,655	127,655
Crossroads 1997 Venture Capital I, L.P.	67,189	67,189
Crossroads 1997 Venture Capital Programme I, L.P.	107,489	107,489
Trustees Of Dartmouth College	268,745	268,745
Employees' Retirement Plan of Duke University	100,778	100,778
Gothic Corporation	503,890	503,890
Marco F. Hellman Trust "B"	50,389	50,389
FWH Associates	50,389	50,389
Harvard Private Capital Holdings, Inc.	839,815	839,815
HB-PGGM Fund II, L.P.	268,745	268,745
Horsley Bridge Fund V, L.P.	1,377,294	1,377,294

The Andrew W. Mellon Foundation	671,858	671,858
Meridian International Investments Limited	201,556	201,556
The Regents of the University of Michigan	436,701	436,701
Massachusetts Institute of Technology	419,912	419,912
Massachusetts Institute of Technology Retirement Plan	419,912	419,912
Bankers Trust Company as Custodian for New Mexico State Investment Council	147,811	147,811
Kale & Co. A/C JD85	671,858	671,858
Williams College	117,578	117,578
Pirjo T. Tuomi 1999 Family Trust dtd 9/17/99	310,286	310,286
Paul E. Nikolich and Laura L. Nikolich, Trustees of The Nikolich Family GRAT	400,000	400,000
Accolade Partners, L.P.	1,938	1,938
Dartmouth College	3,876	3,876
The Duke Endowment	290,227	290,227
Endowment Venture Partners III, L.P.	281,184	281,184
Endowment Venture Partners IV, L.P.	19,380	19,380
The Ford Foundation	702,694	702,694
L. Scott Frantz	110,095	110,095
Harvard Management Private Equity Corporation	16,796	16,796
Harvard Master Trust	1,938	1,938
Harvard Yenching Institute	646	646
Hecht Investments, LLC	969	969
The William & Flora Hewlett Foundation	8,398	8,398
The John S. and James L. Knight Foundation	361,169	361,169
Knightsbridge Venture Capital III, L.P.	210,888	210,888
Knightsbridge Venture Capital IV, L.P.	6,460	6,460
Lucent Technologies Inc. Master Pension Trust	431,882	431,882
JP Morgan Pooled Venture Capital Inst'l Investors LLC	19,487	19,487
Norwest Equity Capital, LLC	221,030	221,030
The Sean M. O'Sullivan Revocable Living Trust	70,942	70,942
PH Investments, LLC	12,920	12,920
Michael I. & Frances E. Payne Limited Ptrshp.	129	129
Six Jays, L.P.(4)	3,050,882	1,002,164
Jennifer P. Stone 1991 Trust	258	258
Towanda Limited Partnership	129	129
University of Notre Dame du lac	437,925	437,925
Whitney Associates	3,579	3,579
Hassan Ahmed	97	97
Mark S. Ain	268	268
Kwabena Akufo	213	213
Roland F. Anderson	258	258
Steve Van Beaver	65	65
Vincent Bisceglia	65	65
Daniel A. Boudreau	129	129
Gary Bowen	28,386	28,386
Lance Boxer	161	161
Walter M. Cabot	21,412	21,412

Lloyd Carney	268	268
Arthur Carr	161	161
R. Stephen Cheheyl	25,573	25,573
Ashraf M. Dahod	161	161
Gururaj Deshpande	3,838	3,838
James A. Dolce, Jr.	7,676	7,676
Steve Dustan	129	129
Gregor Ferguson	323	323
James Geary	323	323
Abbott Gilman(4)	1,759,914	1,759,914
Stewart H. Greenfield	35,600	35,600
Rubin Gruber	646	646
Peter A. Guglielmi Trust	1,034	1,034
Paul Gustafson	129	129
Jeffrey Herrmann	161	161
Jon Hirschtick	161	161
Kenneth Jeffers	323	323
Elliot Katzman	258	258
Joseph Lassiter	65	65
Christopher Lawler	129	129
Timothy Lieto	213	213
Richard Lifsitz	268	268
Jeffrey Lindholm	291	291
Kurt Melden	517	517
Leon Navickas	65	65
John O'Hara	65	65
Christian Outzen	236	236
David Pensak	129	129
Leslie Anderson Petrick	48	48
Micheal Petrick	161	161
Leonid Raiz	194	194
Elizabeth G. Riley	8,968	8,968
Christopher Robert	36,052	36,052
William Sahlman	107	107
R. Pito Salas	97	97
Gregg Savage	129	129
Paul J. Severino	36,440	36,440
Chi Kong Shue	646	646
James K. Sims	484	484
David Skok	4,807	4,807
Joseph Speigel	129	129
Robert G. Stone, Jr.	646	646
Les Strauss	161	161
Elliot Swan	258	258
Kenneth Virgile	484	484
Allan Wallack	65	65
Sean Welch	81	81
Chin-Cheng Wu	7,191	7,191

Albemarle Limited Partnership	533	533
BD Partnership	129	129
Berkshire Life Insurance Company	70,942	70,942
Boston Private Bk & Tr Co as Cust. for David L. Feigenbaum	3,563	3,563
CW Venture Fund I, LLC	969	969
California Emerging Ventures	6,460	6,460
Colby College	2,584	2,584
Cooperative Insurance Society Ltd.	214,764	214,764
Greenfield Family Limited Partnership	323	323
H&D Investments 2000, LLP	161	161
Knightsbridge—Netherlands II, L.P.	8,592	8,592
Massachusetts Institute of Technology	702,694	702,694
JP Morgan Pooled Venture Capital Private Investors LLC	3,122	3,122
Charles K. Blandin Residuary Trust	125,602	125,602
Charles K. Blandin Foundation	17,929	17,929
Pomona College	249,266	249,266
J.F. Shea Co., Inc.	92,392	92,392
Sherman Fairchild Foundation	2,907	2,907
G.S. Rockefeller Tr "C", FBO Marion Stone	646	646
TH&T Partners Fund 2000, LLC	161	161
Tucker Anthony Custodian for Gilbert H. Hennessey IRA	3,647	3,647
Tucker Anthony Custodian for John N. Williams IRA	15,866	15,866
Wellesley College	434,049	434,049
Wesleyan University	4,845	4,845
Neeraj Agarwal	161	161
James Tyner Anderson	3,579	3,579
Tom Axbey	32	32
Randy Battat	129	129
Jeffrey Beir	65	65
Woody Benson	65	65
Paul Bleicher	65	65
David Blohm	129	129
Thomas Bogan	258	258
Raju C. Bopardikar	65	65
Robert Brennan	65	65
Burden F. for Dixon Frick	97	97
Jeff Bussgang	161	161
Winston Chen	32,441	32,441
Christopher Covington	323	323
Robert Cramer	65	65
Richard Dale	65	65
Charles Digate	7,094	7,094
Meny Elany	97	97
Isaac Elliott	65	65
Lawrence R. Floryan	258	258
William T. Frantz	36,763	36,763
Michael J. Geary	129	129
Bruns Grayson	10,919	10,919

Frances N. Janis	3,838	3,838
Cary Johnson	161	161
Donald G. Jones	323	323
George Kerns	65	65
Alan Kirby	65	65
Kenneth Kuenzel	97	97
Gordon Large	129	129
Frederick C. Lee and Connie J. Reid	7,223	7,223
Dave Lemont	32	32
Paul Low	161	161
Chris Lynch	65	65
Edward Mallen	65	65
Anthony Mark	65	65
Larry & Michelle Moore	129	129
Kenneth P. and Laura Morse	65	65
Stephen Morss	129	129
Alexander Neihaus	32	32
Christopher Noel	65	65
James Philippou	65	65
Dennis Rainville	65	65
Arthur H. Reidel	7,159	7,159
Gary Rogers	129	129
Morton H. Rosenthal	161	161
Michael Rothman	97	97
Paul Santinelli	65	65
Dan Schwinn	549	549
Richard Sculley	65	65
David Shnaider	65	65
Arthur C. Spinner	10,867	10,867
Robert Steinkrauss	323	323
Christopher Stone	65	65
James B. Stowe	65	65
William J. Stuart and Judith L. Stuart(4)	663,465	663,465
Shiv C. Tasker	161	161
Mark Tierney	14,188	14,188
David Tolwinski	65	65
Win Treese	65	65
Emily V. Wade	14,382	14,382
Jeptha H. Wade	14,382	14,382
Throop Wilder	97	97
Bing Yang	7,094	7,094
David Yates	194	194
The Haebler Company	62,563	62,563
Haverhill Retirement	70,296	70,296
Leeway & Company	258,538	258,538
The Phoenix Insurance Company	44,286	44,286
The Travelers Indemnity Company	124,424	124,424
The Travelers Life & Annuity Company	42,178	42,178

Worcester Polytechnic Institute	70,296	70,296
Robert Carpenter	17,574	17,574
Virginia L. Carr	10,544	10,544
Louis A. Goodman	6,327	6,327
Ronald H. Nordin	7,030	7,030
William Michael Seifert Trust	3,515	3,515
Judy B. Fowler-Seifert	3,515	3,515
Richard A. D'Amore	548,479	548,479
Deanna D'Amore Trust	37,814	37,814
Andrew K. Cantella Trust	420	420
Edward T. Anderson	593,213	593,213
Noelle Cabot Anderson Trust	41,304	41,304
Georgianna Cabot Anderson Trust	40,201	40,201
William J. Geary	168,749	168,749
William C. Geary Trust	18,445	18,445
Christopher G. Geary Trust	18,445	18,445
James C. Geary Trust	18,445	18,445
Jeffrey P. McCarthy	30,549	30,549
The Matthew J. McCarthy Trust	336	336
The Daniel J. McCarthy Trust	336	336
The Kathryn E. McCarthy Trust	336	336
Angelo Santinelli	94,520	94,520
Caroline E. Santinelli Trust	102	102
Thomas B. Santinelli Trust	102	102
Margaret A. Santinelli Trust	102	102
James A. Goldstein	24,106	24,106
Edward P. Hamilton	420	420
North Bridge Venture Management Co., Inc.	11,527	11,527
Robert Carpenter	7,005	7,005

(1)
The registration statement to which the Prospectus and this Prospectus Supplement relate shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2)
Except as otherwise indicted, represents less than 1% of the outstanding shares as of the date of this Prospectus Supplement. Information about the beneficial ownership of our shares has been given to us by the selling shareholders. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the name selling shareholders.

(3)
Assumes the sale of all shares offered by the Prospectus and this Prospectus Supplement.

(4)
Previously listed as a Selling Shareholder in the Prospectus dated October 19, 2000.

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PROSPECTUS SUPPLEMENT DATED DECEMBER 12, 2000 to Prospectus Dated October 19, 2000